LICENSE AGREEMENT


     THIS LICENSE AGREEMENT (the "Agreement") is made and entered into effective as of the 15th day of March, 2000, by and between James J. DeLutes (the "Licensor"), 1127 Sumac Street, Longmont, Colorado 80501, and JDLphotos.com, Inc. (the "Licensee"), a Colorado corporation, 1127 Sumac Street, Longmont, Colorado 80501.

     WHEREAS, Licensee is engaged in the retail sale and distribution, via juried art shows, online and otherwise, and other derivation of revenue from the commercial exploitation, of photographic prints, images and likenesses whatsoever (collectively, the "Prints") created from transparencies, from time-to-time (the "Intellectual Property"), all right, title, and interest in and to which is solely owned by Licensor, an award-winning photographer.

     WHEREAS, Licensor has the right to grant the rights transferred under this Agreement.

     WHEREAS, Licensee is desirous of acquiring from Licensor exclusive rights to utilize the Intellectual Property for the purpose of the creation, reproduction, marketing, sale and distribution of Prints, and other commercial exploitation for the purpose of deriving revenue, therefrom.

     WHEREAS, Licensor is willing to grant such rights upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration for the mutual covenants and promises contained in this Agreement, the parties agree as follows:

     1.     Definitions.  For the purpose of this Agreement, the following terms
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shall have the stated meanings:

     a.     Intellectual   Property   shall   mean   all   transparencies,  from
time-to-time, of Licensor.

     b. Subsidiary shall mean, for either party, a firm, corporation or company in which a party owns or controls, directly or indirectly, at least fifty per cent (50%) of the voting securities or control.

     c. Parent shall mean, for either party, a firm, corporation or company that owns or controls, directly or indirectly, at least fifty percent (50%) of the voting securities or control of the party. For the purpose of this definition, the securities owned or controlled by a particular corporation, company or firm shall be deemed to include all securities owned or controlled, directly or indirectly, by any other corporation, company or firm of which the particular corporation, company or firm owns or controls, directly or indirectly, at least a fifty per cent (50%) majority of the securities having the right to vote for directors thereof.



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     d.     Affiliate shall mean, for either party, corporation, company or firm as to which fifty per cent (50%) of the voting securities or control is owned or controlled, directly or indirectly, by a Parent of the party.

     e. Net Revenue shall mean the gross amount invoiced to purchasers and any others whosoever by Licensee in respect to the retail sale of Prints and other commercial exploitation of the Intellectual Property in any manner whatsoever, without deduction except for freight and delivery charges, insurance, returns, taxes, discounts and allowances actually given.

     f. Prints shall mean all photographic prints, images and likenesses whatsoever created from the Intellectual Property.

     2.     Grant.  Subject  to  the  terms  and conditions  of  this Agreement,
            -----
Licensor hereby grants to Licensee the exclusive right and license, not including the right to sublicense others, to use the Intellectual Property to create Prints for retail sale and distribution, via juried art shows, online and otherwise, and to derive revenue from the commercial exploitation thereof in any manner whatsoever. No license is granted to Licensee for the use of any product or service other than the Intellectual Property.

     3.     License Issue Fee and Royalties.
            -------------------------------

     a. Licensee, as consideration for the license hereby granted to it, and subject to the provisions of this Agreement permitting the suspension of royalty payments, shall pay Licensor a royalty (the "Royalty") of ten per cent (10%) of Net Revenue (as defined in this Agreement) in the amount of each increment of $200,000 realized by Licensee from the sale of Prints created from the Intellectual Property or other commercial exploitation of the Intellectual Property in any manner whatsoever. Set forth below is the Royalty payable by the Licensee upon the realization of each increment of $200,000 in Net Revenue for the initial $1,000,000 of Net Sales:

                           $200,000:          $20,000
                           $400,000:          $40,000
                           $600,000:          $60,000
                           $800,000:          $80,000
                           $1,000,000:       $100,000

     The Royalty shall be paid in one lump sum on the date of realization by the Licensee of each incremental amount of Net Revenue set forth above. Royalties paid by Licensee under the terms and conditions of this section shall be nonrefundable. In the event that Licensee fails to pay the Royalty specified in this Agreement, Licensor may, at its option, terminate this Agreement.

     b. Royalties provided for in this Agreement, when overdue, shall bear interest at a rate per annum equal to one percent (1%) in excess of the "prime rate" published by "The Wall Street Journal" at the time such payment is due, and for the time period until payment is received by Licensor.



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     c.     Licensee covenants that it will use its best  efforts  to diligently create, reproduce, market, sell and distribute the Prints and commercially exploit the Intellectual Property.

     4.     Accounting Provisions.
            ---------------------

     a.     Records.   Licensee  shall keep or cause to  be kept, in  accordance
            -------
with  generally  accepted  accounting  principles,  books,  records and accounts covering its operations applicable to this Agreement and containing all information necessary for the accurate determination of amounts payable hereunder. Licensee also agrees to permit, at Licensor's expense unless a discrepancy of more than ten per cent (10%) of the amount paid is found, a certified public accountant to inspect, at reasonable intervals and during regular business hours, such books, records and accounts as may be necessary to determine the completeness and accuracy of accounting reports required to be made hereunder.

     b.     Reports  and  Payment.   As  promptly  as  practicable  and   within
            ---------------------
forty-five (45) days after the end of each calendar quarter, any part of which is within the term of this Agreement, Licensee shall deliver to Licensor a report in writing, certified by an officer of Licensee, setting forth the number of Prints sold and the amount of Net Revenue realized during such calendar quarter by Licensee. Such report shall be made whether or not Licensee has sold any Prints or realized any Net Revenue during such quarter. Licensee, at Licensor's request, shall also provide Licensor an annual summary within forty-five (45) days after the completion of each of Licensee's fiscal years, prepared by an independent accounting firm attesting to the number of Prints sold and the amount of Net Revenue realized by Licensee in that fiscal year. The examination of books and records and preparation of this annual report shall be at the expense of Licensee.

     5.     Force  Majeure.  Neither party shall be responsible to the other for
            --------------
failure to perform any of the obligations (other than the obligation to pay money) imposed by this Agreement, provided such failure shall be occasioned by fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, failure or destruction, in whole or in part, of machinery or equipment or failure of supply of materials, discontinuity in the supply of power, governmental interference, civil commotion, riot, war, strikes, labor disturbance, transportation difficulties or labor shortage or by any cause beyond the reasonable control of the party in question.

     6.     Term and Termination. This Agreement shall commence and be effective
            --------------------
on March 15, 2000, and shall continue thereafter for an initial term of five (5) years. Upon completion of the initial term of this Agreement, Licensee may renew this Agreement and the rights granted hereunder for a second five (5) year term upon six (6) months' written notice given to Licensor, upon the approval and consent of Licensor.

     a.     Bankruptcy;  Insolvency;  Change  of  Ownership.   If Licensee shall
            -----------------------------------------------
become bankrupt, or become insolvent, or files a petition for bankruptcy, and/or if the business of Licensee shall be placed in the hands of a receiver, assignee or trustee, and/or Licensee shall be liquidated or dissolved, and/or all or substantially all of the assets or securities of Licensee shall be sold, exchanged or transferred, and/or in the event of a merger or consolidation to


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which  Licensee  is a  party,  whether  by  the  voluntary  act of  Licensee  or otherwise, this Agreement shall immediately terminate without notice by either party.

     b.     Option  at Default.  Either party, at its option, may give notice of
            ------------------
the termination of this Agreement if the other party defaults in the performance of any material obligation, and if the default has not been remedied within ninety (90) days after written notice to the defaulting party describing the default.

     c.     Termination.  In  the event of  any termination of  this  Agreement,
            -----------
Licensee shall have no further license of or rights to Licensor's Intellectual Property.

     7.     Governing Law.  This Agreement shall be governed and interpreted  in
            -------------
accordance with the laws of the State of Colorado, except to the extent that Colorado conflict of laws rules would require the application of the law of another state or country.

     8.     General Terms and Conditions.
            ----------------------------

     a.     Relationship of the Parties.   This Agreement does not  constitute a
            ---------------------------
partnership agreement, nor does it create a joint venture or agency relationship between the parties. Neither party shall hold itself out contrary to the terms of this Paragraph. Neither party shall be liable to any third party for the representations, acts or omissions of the other party.

     b.     Notices.  Unless  otherwise  expressly  provided  for, all  notices,
            -------
requests, demands, consents or other communications required or permitted under this Agreement must be in writing and must be delivered personally or sent by certified or registered mail (postage prepaid and return receipt requested) to the other party at 1127 Sumac Street, Longmont, Colorado 80501 (or to any other address given by either party to the other party in writing). In the case of mailing, the effective date of delivery of any notice, demand or consent shall be considered to be ten (10) days after proper mailing.

     c.     Waiver and Amendment.  No waiver, amendment or modification of  this
            --------------------
Agreement shall be effective unless it is in writing and signed by the party against whom the waiver, amendment or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy under this Agreement shall operate as a waiver of the right, power or remedy. No waiver of any term, condition or default of this Agreement shall be construed as a waiver of any other term, condition or default.

     d.     Assignment.  The respective rights and obligations of Licensee under
            ----------
this Agreement shall not be assigned or transferred without the prior written consent of Licensor. Licensor may assign this Agreement to any of its Subsidiaries, Parents or Affiliates without Licensee's consent.

     e.     Headings.   The section and paragraph headings of this Agreement are
            --------
intended as a convenience only, and shall not affect the interpretation of its provisions.



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     f.     Singular  and  Plural  Terms.  Where  the context of  this Agreement
            ----------------------------
requires, singular terms shall be considered plural, and plural terms shall be considered singular.

     g.     Severability.  If any provision of this Agreement is finally held by
            ------------
a court of competent jurisdiction to be unlawful, the remaining provisions of this Agreement shall remain in full force and effect, unless as a result of such unlawful provision there is a material failure of consideration as to a party and such party is unwilling to waive such failure.

     h.     Entire Agreement.  This Agreement constitutes the complete and final
            ----------------
agreement and understanding between the parties, and supersedes and replaces all prior negotiations and agreements between the parties concerning its subject matter. The interpretation of this Agreement may not be explained or supplemented by any course of dealing or performance, or by usage of trade.

     i.     Execution  Required.  This  Agreement  shall not  be binding against
            -------------------
either party until it is executed by both parties.

     j.     Confidentiality.   All  aspects   of  this  Agreement  shall  remain
            ---------------
confidential between Licensee and Licensor except for any governmental required disclosures.

     k.     Indemnification.  In the event that any claims for money damages are
            ---------------
asserted against Licensor by third parties, where such claims arise out of Licensee's activities under this Agreement, Licensor will promptly notify Licensee of such claims. Licensee may defend such claims at its expense. If Licensee fails to exercise its right to defend Licensor against such third party claims, Licensor shall have the right to defend against such claims and take any action deemed proper in Licensor's sole discretion to expeditiously resolve such claims. Moreover, if Licensee does not defend Licensor, Licensee shall indemnify Licensor for all fees and expenses incurred in preparing and presenting its defense and regardless of the outcome of any ensuing litigation. In any event, Licensee shall also indemnify Licensor for any payments made by Licensor to third parties for claims arising under this paragraph, regardless of whether such payments are in satisfaction of a judgment or constitute an out-of-court settlement of such claims.

     10.    Warranties.   Licensor represents  and  warrants  that  it owns  the
            ----------
Intellectual Property and that such rights are not the subject of any encumbrance, lien or claim of ownership by any third party.

     IN WITNESS WHEREOF, this Agreement is made and entered into in duplicate and each party has caused its name, by its duly authorized officer, or his name to be hereunto subscribed, effective as of the date indicated above.


LICENSOR:                              LICENSEE:

                                       JDLPHOTOS.COM, INC.


By:  /s/  James J. DeLutes             By:  /s/ Scott M. Thornock
   ----------------------------           ------------------------------------
               James J. Delutes           Scott M. Thornock, Secretary/Treasurer


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